UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  APRIL 20, 2005

                           INTEGRATED BIOPHARMA, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

       000-28876                                         22-2407475
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(Commission File Number)                      (IRS Employer Identification No.)

           225 Long Avenue
        Hillside, New Jersey                                 07205
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(Address of Principal Executive Offices)                   (Zip Code)

                                 (973) 926-0816
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

          On April 26, 2005, Integrated BioPharma, Inc. (the "Company") announced that, effective April 20, 2005, Gregory A. Gould, CPA was appointed as the Company's new Senior Vice President and Chief Financial Officer. Mr. Gould will act as the Company's principal financial and accounting officer for purposes of its reports under the Securities Exchange Act of 1934. Mr. Gould is 39 years old and succeeds Eric Friedman, who was appointed by the Company as Senior Vice President of Administration and Operations of the Company and Chief Executive Officer of the Company's Agrolabs, Inc. subsidiary, also effective April 20, 2005.

          Mr. Gould most recently served as Chief Financial Officer of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery, from February 2004 through November 2004. During his tenure with Atrix, he developed and implemented several strategic and financial business initiatives and helped coordinate the sale of Atrix to QLT, Inc., in November 2004. Before joining Atrix, Mr. Gould served as the Chief Financial Officer of Colorado MEDtech, Inc., a publicly traded high-tech medical device company, from August 2000 through October 2003, having previously served as Director of Finance at that company from February 1996 through August 2000. Prior to his time at Colorado MEDtech, Mr. Gould was with Arthur Andersen LLP. Mr. Gould earned a B.S. in Business Administration from the University of Colorado, Boulder. He is a Certified Public Accountant.

          During the last two years, there were no transactions to which the Company was or is to be a party, in which Mr. Gould had or is to have a direct or indirect material interest.

          The Company and Mr. Gould entered into a Personal Services Agreement, dated April 20, 2005, a copy of which is included as Exhibit 10.1 to this report and incorporated herein by reference. Under this agreement, Mr. Gould will devote substantially all of his business time and efforts to the Company's business. The agreement provides that Mr. Gould will initially receive a fixed base salary at an annual rate of $210,000, subject to annual review by the Company's Board of Directors. Mr. Gould will also be entitled to receive incentive compensation upon meeting specified financial and operating milestones set forth in the agreement. The Company has also agreed to initially grant Mr. Gould a stock option to purchase 125,000 shares of the Company's common stock at an exercise price of equal to the closing price of the common stock on the effective date of the agreement, vesting on the first anniversary of the effective date. Mr. Gould is entitled to additional benefits described in the agreement.

          The agreement provides for termination by the Company upon Mr. Gould's death or disability (defined as 90 consecutive days of incapacity, or 180 days of incapacity during any 365-day period) or upon conviction of a felony of moral turpitude or a material breach of his obligations to the Company. In the event Mr. Gould's agreement is terminated by the Company without cause, or he resigns with good reason, or in the event of a change of control, Mr. Gould will be entitled to compensation for 12 months, plus a possible additional bonus payment. The agreement also contains covenants (a) restricting Mr. Gould from engaging in any activities competitive with the Company's business during the term of his employment agreement and a period thereafter, (b) prohibiting him from disclosure of confidential information regarding the

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

Company, and (c) confirming that all intellectual property developed by him and relating to the Company's business constitutes the Company's sole and exclusive property.

          Copies of the press releases announcing Mr. Gould's and Mr. Friedman's appointments are included as Exhibits 99.1 and 99.2 to this report, respectively, and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits.

Exhibit No.                Description

10.1 Personal Services Agreement, dated April 20, 2005, between Integrated BioPharma, Inc. and Gregory A. Gould

99.1 Press Release of Integrated BioPharma, Inc., issued on April 26, 2005, announcing the appointment of Gregory A. Gould as Senior Vice President and Chief Financial Officer

99.2 Press Release of Integrated BioPharma, Inc., issued on April 26, 2005, announcing the appointment of Eric Friedman as Senior Vice President of Administration and Operations of Integrated BioPharma, Inc. and Chief Executive Officer of Agrolabs, Inc.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 INTEGRATED BIOPHARMA, INC.


Date:  April 28, 2005            By:/s/Gregory A. Gould
                                    --------------------------------------------
                                    Gregory A. Gould
                                    Senior Vice President and
                                    Chief Financial Officer

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